LIMITED POWER OF ATTORNEY
FOR SECTION 16 REPORTING OBLIGATIONS

Know all by these presents, that the undersigned
hereby makes, constitutes and appoints each of
Richard P. Shea and Michael Flanagan, signing singly
and each acting individually, as the undersigned's
true and lawful attorney-in-fact with full power and
authority as hereinafter described to:
(1)	execute for and on behalf of the undersigned, in
the undersigned's capacity as a director of Momenta
Pharmaceuticals, Inc. (the "Company"), Forms 3, 4,
and 5 (including any amendments thereto) in
accordance with Section 16(a) of the Securities
Exchange Act of 1934 and the rules thereunder (the
"Exchange Act");
(2)	do and perform any and all acts for and on
behalf of the undersigned which may be necessary or
desirable to prepare, complete and execute any such
Form 3, 4, or 5, prepare, complete and execute any
amendment or amendments thereto, and timely deliver
and file such form with the United States Securities
and Exchange Commission and any stock exchange or
similar authority;
(3)	seek or obtain, as the undersigned's
representative and on the undersigned's behalf,
information regarding transactions in the Company's
securities from any third party, including brokers,
employee benefit plan administrators and trustees,
and the undersigned hereby authorizes any such
person to release any such information to such
attorney-in-fact and approves and ratifies any such
release of information; and
(4)	take any other action of any type whatsoever in
connection with the foregoing which, in the opinion
of such attorney-in-fact, may be of benefit to, in
the best interest of, or legally required by, the
undersigned, it being understood that the documents
executed by such attorney-in-fact on behalf of the
undersigned pursuant to this Power of Attorney shall
be in such form and shall contain such terms and
conditions as such attorney-in-fact may approve in
such attorney-in-fact's discretion.
The undersigned hereby grants to each such
attorney-in-fact full power and authority to do and
perform any and every act and thing whatsoever
requisite, necessary, or proper to be done in the
exercise of any of the rights and powers herein
granted, as fully to all intents and purposes as the
undersigned might or could do if personally present,
with full power of substitution or revocation,
hereby ratifying and confirming all that such
attorney-in-fact, or such attorney-in-fact's
substitute or substitutes, shall lawfully do or
cause to be done by virtue of this power of attorney
and the rights and powers herein granted.  The
undersigned acknowledges that the foregoing
attorneys-in-fact, in serving in such capacity at
the request of the undersigned, are not assuming nor
relieving, nor is the Company assuming nor
relieving, any of the undersigned's responsibilities
to comply with Section 16 of the Exchange Act.  The
undersigned acknowledges that neither the Company
nor the foregoing attorneys-in-fact assume (i) any
liability for the undersigned's responsibility to
comply with the requirement of the Exchange Act,
(ii) any liability of the undersigned for any
failure to comply with such requirements, or (iii)
any obligation or liability of the undersigned for
profit disgorgement under Section 16(b) of the
Exchange Act.
This Power of Attorney shall remain in full force
and effect until the undersigned is no longer
required to file Forms 3, 4, and 5 with respect to
the undersigned's holdings of and transactions in
securities issued by the Company, unless earlier
revoked by the undersigned in a signed writing
delivered to the foregoing attorneys-in-fact.
IN WITNESS WHEREOF, the undersigned has caused this
Power of Attorney to be executed as of this __ day
of June 2010.
/s/
Signature

Elizabeth Stoner
Print Name



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